UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2008

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)

(703) 247-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 17, 2008, MCG Capital Corporation, a Delaware Corporation (the “Company”), repurchased for $1,300,000, in a privately negotiated transaction, a total of $5,000,000 of its outstanding debt securities under the Company’s debt securitization through MCG Commercial Loan Trust 2006-1 (the “MCG Commercial Loan Trust 2006-1”), a wholly owned subsidiary. To date, the Company has repurchased an aggregate of $15,120,000 of its outstanding debt securities under the MCG Commercial Loan Trust 2006-1 for $3,974,000. The Company is aware that certain additional debt securities under the MCG Commercial Loan Trust 2006-1 currently may be available for purchase at substantial discounts to their respective face amounts. In order to reduce future cash interest payments, as well as future amounts due at maturity or upon redemption, the Company may, from time to time, purchase such debt for cash in open market purchases and/or privately negotiated transactions. The Company will evaluate any such transactions in light of then-existing market conditions, taking into account the Company’s current liquidity and prospects for future access to capital. The amounts involved in any such transactions, individually or in the aggregate, may be material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: December 17, 2008	By:	/s/ Stephen J. Bacica
Stephen J. Bacica Chief Financial Officer